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                                                                    EXHIBIT 23.1





                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Ruddick Corporation:

         We consent to the incorporation by reference in the registration statements No. 33-26302, No. 33-56567, No. 333-19085, No. 333-22659,
No. 333-53671, No. 333-62768, and No. 333-98265 on Form S-8 of Ruddick
Corporation and subsidiaries of our report dated October 29, 2002, with respect to the consolidated balance sheet of Ruddick Corporation and subsidiaries as of September 29, 2002, and the related consolidated statement of income and retained earnings, total non-owner changes in equity and cash flows for the year ended September 29, 2002 and the related financial statement schedule - valuation and qualifying accounts and reserves, which report appears in the September 29, 2002, annual report on Form 10-K of Ruddick Corporation.

                                       /s/  KPMG LLP

Charlotte, North Carolina
December 6, 2002